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                       TRIARC CONSUMER PRODUCTS GROUP, LLC
                              LIST OF SUBSIDIARIES


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

                                                                                           State or Jurisdiction
                                                                                           Under Which Organized
Triarc Beverage Holdings Corp.                                                                   Delaware
           Mistic Brands, Inc.                                                                   Delaware
           Stewart's Beverages, Inc. (formerly Cable Car Beverage
              Corporation)                                                                       Delaware
                    Old San Francisco Seltzer, Inc.                                              Colorado
                    Fountain Classics, Inc.                                                      Colorado
           Snapple Beverage Corp.                                                                Delaware
                    Snapple International Corp.                                                  Delaware
                            Snapple Beverages de Mexico, S.A. de C.V. (1)                         Mexico
                            Snapple Caribbean Corp.                                              Delaware
                    Snapple Europe Limited                                                    United Kingdom
                    Snapple Canada, Ltd.                                                          Canada
                    Snapple Worldwide Corp.                                                      Delaware
                    Snapple Finance Corp.                                                        Delaware
                    Pacific Snapple Distributors, Inc.                                          California
                    Mr. Natural, Inc.                                                            Delaware
                    Millrose Distributors, Inc.                                                 New Jersey
                    Kelrae, Inc.                                                                 Delaware
RC/Arby's Corporation (formerly Royal Crown Corporation)                                         Delaware
           ARHC, LLC                                                                             Delaware
           RCAC Asset Management, Inc.                                                           Delaware
           Arby's, Inc.                                                                          Delaware
                    Arby's Building and Construction Co.                                         Georgia
                    Arby's of Canada Inc.                                                        Ontario
                    Arby's (Hong Kong) Limited                                                  Hong Kong
                    Arby's De Mexico S.A. de C.V.                                                 Mexico
                            Arby's Immobiliara                                                    Mexico
                            Arby's Servicios                                                      Mexico
                    TJ Holding Company, Inc.                                                     Delaware
           Arby's Limited                                                                     United Kingdom
           Arby's Restaurant Construction Company                                                Delaware
           Arby's Restaurants, Inc.                                                              Delaware
           RC-11, Inc. (formerly National Picture & Frame Co.)                                 Mississippi
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                                                                               2

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
           Promociones Corona Real, S.A. de C.V.                                                  Mexico
           RC Leasing, Inc.                                                                      Delaware
           Royal Crown Netherland B.V.                                                        The Netherlands
           Royal Crown Bottling Company of Texas (formerly Royal
              Crown Bottlers of Texas, Inc.)                                                     Delaware
           Royal Crown Company, Inc. (formerly Royal Crown Cola
              Co.)                                                                               Delaware
                    RC Services Limited (2)                                                       Ireland
                    Retailer Concentrate Products, Inc.                                           Florida
                    TriBev Corporation                                                           Delaware
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(1)  99% owned by Snapple International Corp. and 1% owned by Snapple Worldwide
     Corp.

(2)  99% owned by Royal Crown Company, Inc. and 1% owned by RC/Arby's
     Corporation.